UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2004

Commercial Vehicle Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6530 West Campus Way, New Albany, Ohio		43054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-289-5360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2004, the compensation committee of the Registrant's board of directors granted options to purchase an aggregate of 598,950 shares of its common stock. The recipients of these grants included the following directors and executive officers of the Registrant:

Name/ Position/ Shares Issuable upon Exercise

Scott D. Rued/ Chairman and Director/ 60,000
Mervin Dunn/ President, CEO and Director/ 170,000
Donald P. Lorraine/ Managing Director — KAB Seating/ 30,000
Gerald L. Armstrong/ President — CVG Americas/ 60,000
Robert E. Averitt/ General Manager — Trim Systems/ 20,000
Timothy W. Schwartz/ General Manager — CVS/ 10,000
Kevin D. Richards/ Vice President of Engineering and Quality/ 5,000
James A. Lindsey/ Vice President of Sales and Marketing/ 7,000
James F. Williams/ Vice President of Human Resources/ 30,000
Chad M. Utrup/ Vice President of Finance and CFO/ 60,000

These options vest in three equal annual installments beginning on October 20, 2004 and have an exercise price of $15.84 per share.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2004, David R. Bovee was elected to serve as a director of the Registrant by its board of directors. In addition, Mr. Bovee will serve on the board's audit, compensation and nominating and corporate governance committees.
Mr. Bovee is the President of Atwood Mobile Products, Inc., a wholly owned subsidiary of Dura Automotive Systems, Inc., of which he is Vice President and Chief Financial Officer. During 2003, the Registrant purchased $1.3 million of commercial vehicle components from Atwood Mobile Products, Inc. Mr. Bovee received no direct benefit from these transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

October 26, 2004	By:	/s/ Judith A. Vijums

Name: Judith A. Vijums
Title: Assistant Secretary